Ford

NEWS

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Contact:  Media:           Investment Community:    Shareholder Inquiries:    Media Information Center:
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          Glenn Ray        Equity: Raj Modi         800-555-5259 or           1-800-665-1515
          313-594-4410     313-323-8221             313-845-8540              media@ford.com
          gray2@ford.com   fordir@ford.com          stockinf@ford.com

                           Fixed Income:
                           Rob Moeller
                           313-621-0881
                           fixedinc@ford.com
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FOR IMMEDIATE RELEASE
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FORD REAFFIRMS 2005 FINANCIAL GUIDANCE

DEARBORN, Mich., Mar. 16 - Ford Motor Company today reaffirmed its earnings guidance for the first quarter and the full year of 2005. It also reaffirmed its full-year operating-related cash flow guidance, which is $1.2 billion to $1.5 billion positive.

First-quarter earnings guidance, announced in January, is expected to be in the range of 25 cents to 35 cents per share, excluding special items. For the full year, the Company continues to expect earnings in the range of $1.75 to $1.95 per share, excluding special items.

"The market is not getting easier and we certainly face many challenges," said Executive Vice President and Chief Financial Officer Don Leclair, "but we are maintaining our full-year earnings guidance, although we expect to be at the lower end of the range."

On April 20, the Company will announce first-quarter results and update the full-year outlook.

Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 324,000 employees worldwide, the Company's core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and The Hertz Corporation.

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SAFE HARBOR

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

* greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

* a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

* lower-than-anticipated market acceptance of new or existing products;

* economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;

* work stoppages at Ford or supplier facilities or other interruptions of supplies;

* the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

* increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

* unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

* worse-than-assumed   economic  and  demographic   experience  for  our  post-
retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

* currency or commodity price fluctuations, including rising steel prices;

* changes in interest rates;
  *  a market shift from truck sales in the U.S.;
  *  economic difficulties in any significant market;
  *  higher prices for, or reduced availability of fuel;
  *  labor or other constraints on our ability to restructure our business;

* a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

* credit rating downgrades;

* inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

* higher-than-expected credit losses;

* lower-than-anticipated residual values for leased vehicles;

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* increased  price  competition  in the  rental car  industry  and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and

* our inability to implement the Revitalization Plan.